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                                                                  EXHIBIT 99.1
            MERITAGE CORPORATION ANNOUNCES PRICING OF PUBLIC OFFERING

         SCOTTSDALE, ARIZ. AND DALLAS (JUNE 21, 2002) - MERITAGE CORPORATION (NYSE: MTH) today announced that it has priced a public offering of its common stock. Meritage is offering 1,750,000 shares of common stock at a price of $42 per share. Deutsche Bank Securities and UBS Warburg are serving as Joint Book Managers and A.G. Edwards & Sons, Inc. and JMP Securities are serving as Co-Managers. The underwriters have a 30-day option to purchase up to 262,500 additional shares from Meritage to cover over-allotments, if any. The net proceeds of the offering to be received by Meritage will be used for general corporate purposes, which may include the development of new residential properties, the repayment of debt, land acquisitions and possible acquisitions of other homebuilders.

         The offering is expected to close on June 26, 2002 and is subject to customary closing conditions. The shares of common stock will be sold pursuant to Meritage's Shelf Registration Statement covering the issuance from time to time of $300,000,000 of various securities of Meritage. A Shelf Registration Statement relating to the shares was previously declared effective on May 14, 2002 by the Securities and Exchange Commission. The shares may be offered only by means of a prospectus, including a prospectus supplement. A copy of the prospectus, including the prospectus supplement, may be obtained from Deutsche Bank Securities, 1 South Street, Baltimore, MD 21202, (410) 895-2080 or UBS Warburg, 299 Park Avenue, New York, NY 10171, (212) 821-3000.

         ABOUT MERITAGE CORPORATION

         Meritage Corporation designs, builds and sells distinctive single-family homes ranging from first-time to semi-custom luxury. We operate in the Phoenix and Tucson, Arizona markets as Monterey Homes, Hancock Communities and Meritage Homes, in the Dallas/Ft. Worth, Austin and Houston, Texas markets as Legacy Homes and in the San Francisco East Bay and Sacramento, California markets as Meritage Homes. Please visit our web site at: www.meritagehomes.com.

         Certain matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements

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MERITAGE CORPORATION ANNOUNCES PRICING OF PUBLIC OFFERING/2

concerning future Company actions and their expected results. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements

         With respect to the offering of our common stock, these risks and uncertainties include: the offering could result in a lowering of our stock price; our charter and bylaws and ownership structure could prevent a third party from acquiring us or limit the price investors might be willing to pay for shares of our common stock; we have broad discretion in how we use the net proceeds from this offering and ultimately may not use them effectively; and our stock price is volatile and could decline substantially.

         In addition, our business is subject to a number of risks and uncertainties including: the strength and competitive pricing environment of the single-family housing market; changes in the availability and pricing of residential mortgages; changes in the availability and pricing of real estate in the markets in which we operate; our high level of indebtedness; demand for and acceptance of our homes; the success of planned marketing and promotional campaigns; the success of our program to integrate existing operations with our planned new operations or those of past or future acquisitions; our ability to raise additional capital; our success in locating and negotiating favorably with possible acquisition candidates; recent legislative or other initiatives that seek to restrain growth in new housing construction or similar measures; the economic impact of foreign hostilities or military action; general economic slow downs; and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in Meritage's Form 10-K Report for the year ended December 31, 2001 under the captions "Market for the Registrant's Common Stock and Related Stockholder Matters - Factors that May Affect Future Stock Performance" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in Exhibit 99.1 of the Company's Form 10-Q for the quarter ended March 31, 2002. As a result of these and other factors, the prices of Meritage's securities may fluctuate dramatically.

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